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                                                                 Exhibit 99.1


CORPORATE PRESS RELEASE




                 CHARLES RIVER LABORATORIES SETS PURCHASE PRICE
                    IN TENDER OFFER AND CONSENT SOLICITATION
                FOR ITS 13.5% SENIOR SUBORDINATED NOTES DUE 2009

         WILMINGTON, MASS.; FEBRUARY 12, 2002: Charles River Laboratories International, Inc. (NYSE: CRL) announced today the consideration to be paid by its wholly-owned subsidiary, Charles River Laboratories, Inc., in its cash tender offer for any and all of its outstanding 13.5% Senior Subordinated Notes due 2009. The tender offer is subject to the terms and conditions set forth in Charles River's Offer to Purchase and Consent Solicitation Statement dated January 16, 2002, and will expire at 9:00 a.m. New York City time on February 14, 2002, unless extended by Charles River.

         Holders of notes who tendered prior to 12:00 midnight, New York City time, on January 30, 2002 (the expiration date of the consent solicitation period) will receive the tender offer consideration plus the consent payment of $13 per $650 principal amount of notes. Holders of notes who tendered after the expiration date of the consent solicitation period will receive only the tender offer consideration.

         The tender offer consideration was determined using the yield of the 6.00% U.S. Treasury Notes due August 15, 2004 (the applicable reference security), plus a fixed spread of 75 basis points. The yield on the applicable reference security, as calculated by Credit Suisse First Boston Corporation at 2:00p.m. New York City time on February 11, 2002, was 3.279%. Accordingly, the tender offer yield and the tender offer consideration per $650 principal amount of notes are 4.029% and $828.63, respectively. The total consideration per $650 principal amount of notes that is payable to holders of notes who tendered prior to the expiration date of the consent solicitation period, is equal to $841.63, representing the sum of the tender offer consideration, plus the consent payment of $13 per $650 principal amount of notes. The assumed payment date is February 14, 2002.

         Credit Suisse First Boston Corporation is acting as the dealer manager in connection with the tender offer and consent solicitation. The Information Agent is MacKenzie Partners, Inc. and the Depositary is State Street Bank. Persons with questions regarding the tender offer and consent solicitation should contact Credit Suisse First Boston Corporation, Liability Management Group, at either (212) 538-8474 or (800) 820-1653.

         Charles River Laboratories, based in Wilmington, Massachusetts, is a leading provider of critical research tools and integrated support services that enable innovative and efficient drug discovery and development. The Company is the global leader in providing the animal research models required in research and development for new drugs, devices and therapies. The Company also offers a broad and growing portfolio of biomedical products and services that enable customers to reduce cost, increase speed, and enhance productivity and


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effectiveness in drug discovery and development. Charles River's customer base spans over 50 countries, and includes all of the major pharmaceutical and biotechnology companies, as well as many leading hospitals and academic institutions. The Company operates 76 facilities in 15 countries worldwide. For more information, visit the Company's web site at http://www.criver.com.

         Charles River Laboratories International, Inc. is a holding company for Charles River Laboratories, Inc. Both companies are publicly registered, and each files separate financial statements and reports with the Securities Exchange Commission.

         CAUTION CONCERNING FORWARD-LOOKING STATEMENTS: This document includes certain "forward looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward looking statements, including acquisition integration risks, special interest groups, contaminations, industry trends, new displacement technologies, outsourcing trends, USDA and FDA regulation, changes in law, special interest groups, continued availability of products and supplies, personnel and control, and others that are described in more detail in the Risk Factors contained in the Company's most recent Registration Statement, filed on Form S-3, as of July 19, 2001, as well as its other periodic SEC filings. The Company disclaims any intent or obligation to update forward looking statements, and otherwise claims the safe harbor protections for forward looking statements afforded under The Private Securities Litigation Reform Act of 1995.

Contact:   Christopher DiFrancesco
           Director, Corporate Communications and Investor Relations
           Ir@criver.com
           978-658-6000 ext.1329